Exhibit 99.1

McKESSON REPORTS FISCAL 2017 THIRD-QUARTER RESULTS

•	Revenues of $50.1 billion for the third quarter, up 5% year-over-year.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $2.86, up 6% year-over-year.

•	Excluding Cost Alignment Plan charges of two cents from Adjusted Earnings, third-quarter results per diluted share of $3.05, down 4% compared to $3.18 in the prior year.

•	Fiscal 2017 Outlook: GAAP earnings per diluted share from continuing operations of $9.80 to $10.30.

•	Fiscal 2017 Outlook: $12.60 to $12.90 per diluted share, which excludes approximately $1.28 to $1.30 in charges to Adjusted Earnings related to a goodwill impairment and the Cost Alignment Plan, up from previous outlook of $12.35 to $12.85.

•	Announced definitive agreement to acquire CoverMyMeds to strengthen our technology offerings to pharmaceutical manufacturers, clinicians and payers.

SAN FRANCISCO, January 25, 2017 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2016, were $50.1 billion, up 5% compared to $47.9 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $2.86, compared to $2.71 a year ago.

Third-quarter Adjusted Earnings were $3.03 per diluted share. Third-quarter results included pre-tax charges totaling $4 million, or approximately two cents per diluted share, related to the company’s cost alignment plan disclosed in March 2016 (the “Cost Alignment Plan”). Third-quarter results primarily benefited from a lower tax rate, partially offset by a softer pricing environment in our U.S. Pharmaceutical business within Distribution Solutions compared to the prior year.

For the first nine months of the fiscal year, McKesson generated cash from operations of $3.3 billion, and ended the quarter with cash and cash equivalents of $2.4 billion. Through the first nine months of the fiscal year, McKesson paid $4.2 billion for acquisitions, repurchased $2.0 billion of its common stock, repaid approximately $390 million in long-term debt, invested

$369 million internally and paid $192 million in dividends. And our expectation for full-year cash flow from operations remains consistent with our original guidance.

On January 24, 2017, McKesson entered into an agreement to acquire CoverMyMeds for approximately $1.1 billion, or $0.9 billion net of incremental cash tax benefits. The agreement also includes a maximum $0.3 billion of consideration contingent upon CoverMyMeds’ financial performance through the fiscal year ending 2019. CoverMyMeds is a privately-owned company headquartered in Columbus, Ohio, that provides electronic prior authorization solutions to pharmacies, providers, payers and pharmaceutical manufacturers. The transaction is subject to customary closing conditions, including regulatory review, and is expected to close in the first half of Fiscal 2018.

“I am pleased with our strong cash flow generation and our ability to deploy capital in meaningful and productive ways, particularly strategic acquisitions and share repurchases,” said John H. Hammergren, chairman and chief executive officer. “Our announced acquisition of CoverMyMeds supports McKesson’s commitment to provide a comprehensive set of services and solutions that drive value across the healthcare continuum and secure patients’ access to their prescribed drugs. McKesson continues to further enhance its diverse suite of pharmaceutical technology solutions to support the very best in patient care.”

Segment Results

Distribution Solutions revenues were $49.4 billion for the quarter, up 5% on a reported basis and 6% on a constant currency basis.

North America pharmaceutical distribution and services revenues of $41.7 billion for the quarter were up 5% both on a reported and constant currency basis, primarily reflecting market growth and acquisitions, partially offset by branded to generic conversions.

International pharmaceutical distribution and services revenues were $6.2 billion for the quarter, up 3% on a reported basis and 10% on a constant currency basis, driven by acquisitions and market growth.

Medical-Surgical distribution and services revenues were $1.6 billion for the quarter, down 1% compared to the prior year both on a reported and constant currency basis.

In the third quarter, Distribution Solutions GAAP operating profit was $813 million and GAAP operating margin was 1.64%. On a constant currency basis, third-quarter adjusted operating profit was $809 million, down 24% from the prior year, and adjusted operating margin was 1.62%.

Technology Solutions revenues of $0.7 billion were flat both on a reported and constant currency basis in the third quarter, primarily driven by an anticipated year-over-year decline in our hospital software business, offset by growth in our other technology businesses.

Technology Solutions GAAP operating profit was $132 million for the third quarter and GAAP operating margin was 19.02%. On a constant currency basis, adjusted operating profit was $168 million for the third quarter, up 26% from the prior year, and adjusted operating margin was 24.24%.

“Although we were unfavorably impacted in the third quarter by weaker branded pharmaceutical pricing than anticipated, we are updating our Fiscal 2017 outlook to reflect McKesson’s lower full-year effective tax rate,” continued Hammergren. “As a result, we now expect Adjusted Earnings per diluted share from continuing operations of $12.60 to $12.90 for the fiscal year ending March 31, 2017,” concluded Hammergren.

Fiscal 2017 Outlook

McKesson expects GAAP earnings per diluted share between $9.80 to $10.30 for the fiscal year ending March 31, 2017. Adjusted Earnings per diluted share excludes the following items:

•	Amortization of acquisition-related intangible assets of $1.30 to $1.45 per diluted share;

•	Acquisition expenses and related adjustments of 65 cents to 75 cents per diluted share;

•	LIFO inventory-related credits of 60 to 70 cents per diluted share; and

•	Claim and litigation reserve credits of one cent per diluted share for average wholesale price litigation matters.

Excluding the second-quarter EIS goodwill impairment charge and an anticipated 2 to 4 cents in expected Cost Alignment Plan charges from Adjusted Earnings, McKesson expects $12.60 to $12.90 per diluted share for the fiscal year ending March 31, 2017.

The Fiscal 2017 guidance ranges do not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, or impairments and material restructurings beyond those previously publicly disclosed.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, claim and litigation reserve adjustments reflecting the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad;

cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Wednesday, January 25th, at 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Craig Mercer, senior vice president,

Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. The live webcast and supplementary slide presentation for the conference call can be accessed on the company’s Investor Relations website at http://investor.mckesson.com.

A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 2152494.

The audio webcast and supplemental slide presentation will be archived on the company’s Investor Relations website after the conclusion of the call. Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission and the supplementary slide presentation for the conference call, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies, and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

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Contact:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter, 415-983-8974 (General and Business Media)

Kristin.Hunter@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues	$50,130	$47,899	5%	$149,820	$144,206	4%
Cost of sales (1)	(47,318)	(45,027)	5	(141,345)	(135,642)	4

Gross profit	2,812	2,872	(2)	8,475	8,564	(1)
Operating expenses (2) (3)	(1,981)	(1,952)	1	(5,802)	(5,759)	1
Goodwill impairment charge (4)	—	—	—	(290)	—	—

Total operating expenses	(1,981)	(1,952)	1	(6,092)	(5,759)	6

Operating income	831	920	(10)	2,383	2,805	(15)
Other income, net	23	13	77	65	43	51
Interest expense	(74)	(87)	(15)	(231)	(267)	(13)

Income from continuing operations before income taxes	780	846	(8)	2,217	2,581	(14)
Income tax expense (5)	(131)	(204)	(36)	(570)	(704)	(19)

Income from continuing operations after tax	649	642	1	1,647	1,877	(12)
Income (loss) from discontinued operations, net of tax (6)	(3)	5	(160)	(117)	(11)	964

Net income	646	647	—	1,530	1,866	(18)
Net income attributable to noncontrolling interests	(13)	(13)	—	(48)	(39)	23

Net income attributable to McKesson Corporation	$633	$634	—%	$1,482	$1,827	(19)%

Earnings (loss) per common share attributable to McKesson Corporation (7)
Diluted
Continuing operations	$2.86	$2.71	6%	$7.07	$7.86	(10)%
Discontinued operations	(0.01)	0.02	(150)	(0.51)	(0.05)	920

Total	$2.85	$2.73	4%	$6.56	$7.81	(16)%

Basic
Continuing operations	$2.89	$2.74	5%	$7.14	$7.95	(10)%
Discontinued operations	(0.02)	0.02	(200)	(0.52)	(0.04)	1,200

Total	$2.87	$2.76	4%	$6.62	$7.91	(16)%

Dividends declared per common share	$0.28	$0.28		$0.84	$0.80

Weighted average common shares
Diluted	222	232	(4)%	226	234	(3)%
Basic	221	230	(4)	224	231	(3)

(1)	The third quarters of fiscal year 2017 and 2016 include pre-tax credits of $155 million and pre-tax charges of $33 million and the first nine months of fiscal year 2017 and 2016 include pre-tax credits of $151 million and pre-tax charges of $215 million related to our last-in-first-out (“LIFO”) method of accounting for inventories within our Distribution Solutions segment. The first nine months of fiscal year 2017 include $142 million and the third quarter and first nine months of fiscal year 2016 include $17 million and $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	The first nine months of fiscal year 2016 include a pre-tax gain of $52 million ($29 million after-tax) recognized from the 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	The first nine months of fiscal year 2016 include a pre-tax gain of $51 million ($38 million after-tax) recognized from the 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.
(4)	The first nine months of fiscal year 2017 include a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our Enterprise Information Solutions (“EIS”) business, which is a reporting unit within our Technology Solutions segment.
(5)	The first nine months of fiscal year 2017 include a tax benefit of $47 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017. The third quarter and first nine months of fiscal year 2016 include a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions. The first nine months of fiscal year 2016 also include a $25 million tax benefit related to the reversal of a tax reserve.
(6)	The first nine months of fiscal year 2017 include an after-tax loss of $113 million recognized from the 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(7)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2016						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Gross profit	$2,812	$—	$—	$—	$(155)	$2,657	(2)%	(9)%

Operating expenses	$(1,981)	$102	$72	$—	$—	$(1,807)	1%	(1)%

Other income, net	$23	$—	$3	$—	$—	$26	77%	86%

Income from continuing operations before income taxes	$780	$102	$75	$—	$(155)	$802	(8)%	(21)%

Income tax expense	$(131)	$(31)	$(14)	$—	$61	$(115)	(36)%	(55)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$636	$71	$61	$—	$(94)	$674	1%	(9)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (1)	$2.86	$0.32	$0.27	$—	$(0.42)	$3.03 (2)	6%	(5)%

Diluted weighted average common shares	222	222	222	—	222	222	(4)%	(4)%

	Quarter Ended December 31, 2015
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)

Gross profit (3)	$2,872	$1	$—	$—	$33	$2,906

Operating expenses	$(1,952)	$107	$22	$—	$—	$(1,823)

Other income, net	$13	$—	$1	$—	$—	$14

Income from continuing operations before income taxes	$846	$108	$23	$—	$33	$1,010

Income tax expense (4)	$(204)	$(33)	$(8)	$—	$(13)	$(258)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$629	$75	$15	$—	$20	$739

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (1)	$2.71	$0.32	$0.07	$—	$0.08	$3.18

Diluted weighted average common shares	232	232	232	—	232	232

(1)	Certain computations may reflect rounding adjustments.
(2)	Adjusted Earnings per share on a Constant Currency basis for the third quarter of fiscal year 2017 was $3.07 per diluted share, which excludes the foreign currency exchange effect of $0.04 per diluted share.
(3)	Fiscal year 2016 reflects $17 million of net cash proceeds representing our share of antitrust legal settlements within our Distributions Solutions Segment.
(4)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2016						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$8,475	$3	$1	$—	$(151)	$8,328	(1)%	(5)%

Operating expenses (2)	$(6,092)	$328	$157	$(6)	$—	$(5,613)	6%	5%

Other income, net	$65	$1	$8	$—	$—	$74	51%	61%

Income from continuing operations before income taxes	$2,217	$332	$166	$(6)	$(151)	$2,558	(14)%	(20)%

Income tax expense (3)	$(570)	$(100)	$(37)	$2	$59	$(646)	(19)%	(30)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,599	$232	$129	$(4)	$(92)	$1,864	(13)%	(17)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$7.07	$1.02	$0.57	$(0.02)	$(0.40)	$8.24 (5)	(10)%	(14)%

Diluted weighted average common shares	226	226	226	226	226	226	(3)%	(3)%

	Nine Months Ended December 31, 2015
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$8,564	$5	$—	$—	$215	$8,784

Operating expenses (6) (7)	$(5,759)	$323	$84	$—	$—	$(5,352)

Other income, net	$43	$1	$2	$—	$—	$46

Income from continuing operations before income taxes	$2,581	$329	$86	$—	$215	$3,211

Income tax expense (8)	$(704)	$(103)	$(29)	$—	$(84)	$(920)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,838	$226	$57	$—	$131	$2,252

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$7.86	$0.96	$0.25	$—	$0.56	$9.63

Diluted weighted average common shares	234	234	234	—	234	234

(1)	Fiscal year 2017 and 2016 include $142 million and $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business within our Technology Solutions segment.
(3)	Fiscal year 2017 includes a tax benefit of $47 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017.
(4)	Certain computations may reflect rounding adjustments.
(5)	Adjusted Earnings per share on a Constant Currency basis for fiscal year 2017 was $8.32 per diluted share, which excludes the foreign currency exchange effect of $0.08 per diluted share.
(6)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(7)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.
(8)	Fiscal year 2016 includes a $19 million tax benefit related to enacted tax law changes in foreign jurisdictions and a $25 million tax benefit related to the reversal of a tax reserve.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2016			Quarter Ended December 31, 2015			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$41,685	$—	$41,685	$39,615	$—	$39,615	$1	$41,686	$1	$41,686	5%		5%		5%		5%
International pharmaceutical distribution & services	6,193	—	6,193	6,022	—	6,022	441	6,634	441	6,634	3		3		10		10
Medical-Surgical distribution & services	1,558	—	1,558	1,568	—	1,568	—	1,558	—	1,558	(1)		(1)		(1)		(1)
Total Distribution Solutions	49,436	—	49,436	47,205	—	47,205	442	49,878	442	49,878	5		5		6		6
Technology Solutions - Products and Services	694	—	694	694	—	694	(1)	693	(1)	693	—		—		—		—
Revenues	$50,130	$—	$50,130	$47,899	$—	$47,899	$441	$50,571	$441	$50,571	5%		5%		6%		6%
GROSS PROFIT
Distribution Solutions (1)	$2,424	$(155)	$2,269	$2,511	$32	$2,543	$69	$2,493	$69	$2,338	(3)%		(11)%		(1)%		(8)%
Technology Solutions	388	—	388	361	2	363	1	389	1	389	7		7		8		7
Gross profit	$2,812	$(155)	$2,657	$2,872	$34	$2,906	$70	$2,882	$70	$2,727	(2)%		(9)%		-%		(6)%
OPERATING EXPENSES
Distribution Solutions	$(1,628)	$140	$(1,488)	$(1,613)	$119	$(1,494)	$(68)	$(1,696)	$(62)	$(1,550)	1%		—%		5%		4%
Technology Solutions	(256)	35	(221)	(240)	9	(231)	(1)	(257)	—	(221)	7		(4)		7		(4)
Corporate	(97)	(1)	(98)	(99)	1	(98)	1	(96)	—	(98)	(2)		—		(3)		—
Operating expenses	$(1,981)	$174	$(1,807)	$(1,952)	$129	$(1,823)	$(68)	$(2,049)	$(62)	$(1,869)	1%		(1)%		5%		3%
OTHER INCOME, NET
Distribution Solutions	$17	$3	$20	$8	$1	$9	$1	$18	$1	$21	113%		122%		125%		133%
Technology Solutions	—	—	—	1	—	1	—	—	—	—	(100)		(100)		(100)		(100)
Corporate	6	—	6	4	—	4	—	6	—	6	50		50		50		50
Other income, net	$23	$3	$26	$13	$1	$14	$1	$24	$1	$27	77%		86%		85%		93%
OPERATING PROFIT
Distribution Solutions (1)	$813	$(12)	$801	$906	$152	$1,058	$2	$815	$8	$809	(10)%		(24)%		(10)%		(24)%
Technology Solutions	132	35	167	122	11	133	—	132	1	168	8		26		8		26
Operating profit	945	23	968	1,028	163	1,191	2	947	9	977	(8)		(19)		(8)		(18)
Corporate	(91)	(1)	(92)	(95)	1	(94)	1	(90)	—	(92)	(4)		(2)		(5)		(2)
Income from continuing operations before interest expense and income taxes	$854	$22	$876	$933	$164	$1,097	$3	$857	$9	$885	(8)%		(20)%		(8)%		(19)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.64%		1.62%	1.92%		2.24%		1.63%		1.62%	(28	) bp	(62	)bp	(29	)bp	(62	)bp
Technology Solutions	19.02		24.06	17.58		19.16		19.05		24.24	144		490		147		508

(1)	Fiscal year 2016 includes $17 million of net cash proceeds representing our share of antitrust legal settlements.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2016			Nine Months Ended December 31, 2015			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$124,271	$—	$124,271	$119,750	$—	$119,750	$106	$124,377	$106	$124,377	4%		4%		4%		4%
International pharmaceutical distribution & services	18,794	—	18,794	17,726	—	17,726	781	19,575	781	19,575	6		6		10		10
Medical-Surgical distribution & services	4,657	—	4,657	4,579	—	4,579	—	4,657	—	4,657	2		2		2		2
Total Distribution Solutions	147,722	—	147,722	142,055	—	142,055	887	148,609	887	148,609	4		4		5		5
Technology Solutions - Products and Services	2,098	—	2,098	2,151	—	2,151	—	2,098	—	2,098	(2)		(2)		(2)		(2)
Revenues	$149,820	$—	$149,820	$144,206	$—	$144,206	$887	$150,707	$887	$150,707	4%		4%		5%		5%
GROSS PROFIT
Distribution Solutions (1)	$7,333	$(150)	$7,183	$7,462	$215	$7,677	$149	$7,482	$149	$7,332	(2)%		(6)%		—%		(4)%
Technology Solutions	1,142	3	1,145	1,102	5	1,107	—	1,142	—	1,145	4		3		4		3
Gross profit	$8,475	$(147)	$8,328	$8,564	$220	$8,784	$149	$8,624	$149	$8,477	(1)%		(5)%		1%		(3)%
OPERATING EXPENSES
Distribution Solutions (2)	$(4,784)	$399	$(4,385)	$(4,750)	$379	$(4,371)	$(144)	$(4,928)	$(129)	$(4,514)	1%		—%		4%		3%
Technology Solutions (3) (4)	(1,017)	76	(941)	(678)	26	(652)	(1)	(1,018)	(1)	(942)	50		44		50		44
Corporate	(291)	4	(287)	(331)	2	(329)	1	(290)	—	(287)	(12)		(13)		(12)		(13)
Operating expenses	$(6,092)	$479	$(5,613)	$(5,759)	$407	$(5,352)	$(144)	$(6,236)	$(130)	$(5,743)	6%		5%		8%		7%
OTHER INCOME, NET
Distribution Solutions	$43	$9	$52	$30	$3	$33	$1	$44	$1	$53	43%		58%		47%		61%
Technology Solutions	1	—	1	2	—	2	—	1	—	1	(50)		(50)		(50)		(50)
Corporate	21	—	21	11	—	11	—	21	—	21	91		91		91		91
Other income, net	$65	$9	$74	$43	$3	$46	$1	$66	$1	$75	51%		61%		53%		63%
OPERATING PROFIT
Distribution Solutions (1) (2)	$2,592	$258	$2,850	$2,742	$597	$3,339	$6	$2,598	$21	$2,871	(5)%		(15)%		(5)%		(14)%
Technology Solutions (3) (4)	126	79	205	426	31	457	(1)	125	(1)	204	(70)		(55)		(71)		(55)
Operating profit	2,718	337	3,055	3,168	628	3,796	5	2,723	20	3,075	(14)		(20)		(14)		(19)
Corporate	(270)	4	(266)	(320)	2	(318)	1	(269)	—	(266)	(16)		(16)		(16)		(16)
Income from continuing operations before interest expense and income taxes	$2,448	$341	$2,789	$2,848	$630	$3,478	$6	$2,454	$20	$2,809	(14)%		(20)%		(14)%		(19)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.75%		1.93%	1.93%		2.35%		1.75%		1.93%	(18	)bp	(42	)bp	(18	)bp	(42	)bp
Technology Solutions	6.01		9.77	19.80		21.25		5.96		9.72	(1,379)		(1,148)		(1,384)		(1,153)

(1)	Fiscal year 2017 and 2016 include $142 million and $76 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the fiscal year 2016 second quarter sale of our ZEE Medical business.
(3)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the fiscal year 2016 first quarter sale of our nurse triage business.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2016				Quarter Ended December 31, 2015
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$49,436	$694	$—	$50,130	$47,205	$694	$—	$47,899

Income from continuing operations before interest expense and income taxes (1)	$813	$132	$(91)	$854	$906	$122	$(95)	$933

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$100	$2	$—	$102	$97	$11	$—	$108
Acquisition expenses and related adjustments	43	33	(1)	75	22	—	1	23
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	(155)	—	—	(155)	33	—	—	33

Total pre-tax adjustments	$(12)	$35	$(1)	$22	$152	$11	$1	$164

Adjusted Earnings (Non-GAAP):
Revenues	$49,436	$694	$—	$50,130	$47,205	$694	$—	$47,899

Income from continuing operations before interest expense and income taxes (1)	$801	$167	$(92)	$876	$1,058	$133	$(94)	$1,097

(1)	Fiscal year 2016 reflects $17 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2016				Nine Months Ended December 31, 2015
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$147,722	$2,098	$—	$149,820	$142,055	$2,151	$—	$144,206

Income from continuing operations before interest expense and income taxes (1)(2)(3)(4)	$2,592	$126	$(270)	$2,448	$2,742	$426	$(320)	$2,848

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$311	$21	$—	$332	$298	$31	$—	$329
Acquisition expenses and related adjustments	104	58	4	166	84	—	2	86
Claim and litigation reserve adjustments	(6)	—	—	(6)	—	—	—	—
LIFO-related adjustments	(151)	—	—	(151)	215	—	—	215

Total pre-tax adjustments	$258	$79	$4	$341	$597	$31	$2	$630

Adjusted Earnings (Non-GAAP):
Revenues	$147,722	$2,098	$—	$149,820	$142,055	$2,151	$—	$144,206

Income from continuing operations before interest expense and income taxes (1)(2)(3)(4)	$2,850	$205	$(266)	$2,789	$3,339	$457	$(318)	$3,478

(1)	Fiscal year 2017 and 2016 include $142 million and $76 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2017 includes a non-cash pre-tax charge of $290 million ($282 million after-tax) recorded to impair the carrying value of goodwill related to our EIS business within our Technology Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $52 million ($29 million after-tax) recognized from the fiscal year 2016 second quarter sale of our ZEE Medical business within our Distribution Solutions segment.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the fiscal year 2016 first quarter sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31,	March 31,
	2016	2016
ASSETS
Current Assets
Cash and cash equivalents	$2,434	$4,048
Receivables, net	18,198	17,980
Inventories, net	16,121	15,335
Prepaid expenses and other	513	437
Current assets held for sale	2,002	635

Total Current Assets	39,268	38,435
Property, Plant and Equipment, Net	2,411	2,278
Goodwill	10,612	9,786
Intangible Assets, Net	3,583	3,021
Other Noncurrent Assets	2,000	3,003

Total Assets	$57,874	$56,523

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$30,811	$28,585
Short-term borrowings	1,406	7
Deferred revenue	402	919
Current portion of long-term debt	1,748	1,610
Other accrued liabilities	3,113	3,288
Current liabilities held for sale	694	660

Total Current Liabilities	38,174	35,069
Long-Term Debt	5,969	6,497
Long-Term Deferred Tax Liabilities	2,884	2,734
Other Noncurrent Liabilities	1,684	1,809

Redeemable Noncontrolling Interests	1,311	1,406

McKesson Corporation Stockholders’ Equity	7,692	8,924
Noncontrolling Interests	160	84

Total Equity	7,852	9,008

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$57,874	$56,523

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2016	2015
OPERATING ACTIVITIES
Net income	$1,530	$1,866
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	663	671
Goodwill impairment	290	—
Other deferred taxes	122	30
Share-based compensation expense	109	113
LIFO charges (credits)	(151)	215
Loss (gain) from sales of businesses	113	(103)
Other non-cash items	50	139
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(654)	(1,667)
Inventories	(374)	(2,397)
Drafts and accounts payable	1,891	1,695
Deferred revenue	(58)	(66)
Taxes	52	114
Other	(274)	(44)

Net cash provided by operating activities	3,309	566

INVESTING ACTIVITIES
Property acquisitions	(246)	(272)
Capitalized software expenditures	(123)	(145)
Acquisitions, net of cash and cash equivalents acquired	(4,174)	(25)
Proceeds from/(payment for) sale of businesses, net	(91)	204
Restricted cash for acquisitions	935	—
Other	80	10

Net cash used in investing activities	(3,619)	(228)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,803	1,532
Repayments of short-term borrowings	(1,405)	(1,668)
Repayments of long-term debt	(392)	(996)
Common stock transactions:
Issuances	89	97
Share repurchases, including shares surrendered for tax withholding	(2,060)	(960)
Dividends paid	(192)	(179)
Other	12	(73)

Net cash used in financing activities	(1,145)	(2,247)

Effect of exchange rate changes on cash and cash equivalents	(159)	(26)

Net decrease in cash and cash equivalents	(1,614)	(1,935)
Cash and cash equivalents at beginning of period	4,048	5,341

Cash and cash equivalents at end of period	$2,434	$3,406

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions and the proposed Healthcare Technology Net Asset Exchange by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.